PROGRAM MANAGEMENT AGREEMENT


This agreement made and entered into this first day of September 1998 between Stoneville Insurance Company of Jackson, Mississippi hereinafter referred to as "SIC", and MRM Underwriters, Inc., hereinafter referred to as MRM and supersedes and replaces all prior agreements between the parties related to this program.

IT IS HEREBY AGREED BETWEEN SIC AND MRM AS FOLLOWS:

1.       TERM

         A. This Agreement shall be effective as of September 1, 1998 (the "Effective Date) and shall remain in effect continuously for a period of ten (10) years ("The Term") unless terminated pursuant to Paragraph 16 hereof.

         B. This Agreement shall automatically, and without any further action of either party, be extended at the end of the Term, on each annual anniversary date of the Effective Date for one (1) additional year (the "Annual Extension"), provided either party shall have the right to decline the Annual Extension for the following year on each annual anniversary date by giving written notice to the other party one hundred and eighty (180) days prior to such anniversary date. Such notice shall be given in accordance with Paragraph 22 of this Agreement.

         C. This Agreement may be terminated in accordance with the provisions of Paragraph 16 of this Agreement.

2.       APPLICATION OF AGREEMENT

         A. The insurance program which constitutes the subject matter of this Agreement (hereinafter referred to as the "Approved Program" consists of individual programs as set forth in Addenda attached hereto and made part hereof. An individual program is defined as specific coverages relating to workers' compensation risk classes as documented in Addenda A to this agreement SIC and MRM hereby acknowledge that both of them and certain affiliates of each of them have in the past and are currently involved in the provision of insurance and insurance-related services which may be considered to compete in the Classes and Approved Program enumerated in Addendum A.

         B. SIC hereby grants Authority to the MRM on an exclusive basis, except as may be prohibited by law or regulation or, as excepted herein, to receive and accept proposals for insurance, to bind coverage only for the Approved Programs subject to underwriting authorities delegated to the MRM at SIC's sole discretion. The territory covered by this Agreement is limited to Insured's domiciled within the fifty (50) United States, its territories and possessions and submitted by licensed producing brokers or agents in the United States. MRM is granted authority to cancel or non-renew such policies at MRM's underwriting discretion as permitted by, and in accordance with applicable laws and regulations as interpreted by SIC. MRM shall have the right to rely on any such interpretations of law and regulations by SIC: Such Authority is also subject to the terms and conditions hereinafter set forth in or pursuant to written SIC guidelines, practices, or other such instructions as may be given to MRM by SIC. The underwriting authorities and guidelines may be changed at SIC's sole discretion. Any such action by SIC shall not be unreasonably exercised. MRM hereby acknowledges that certain affiliates have in the past and are currently involved in the provision of insurance and insurance-related services which may be considered to compete in the Classes and Approved Program enumerated in Addendum A.

         Any facility established to write business for Insureds domiciled outside the (50) United States will require a separate written contract and approval of the current treaty carriers. SIC will expect that only Approved Program risks will be eligible, and that underwriting guidelines and authorities as respects this program will take effect.

         C. MRM may accept proposals for insurance which comply with the terms of this Agreement only from duly licensed brokers, agents or solicitors (the "Subproducer"). SIC agrees that any amounts payable to any Subproducer for business submitted under this Agreement, will be its sole responsibility, and MRM will have no liability for any such compensation.

         D. Unless applicable law requires otherwise, MRM shall be responsible for providing notices of cancellation or nonrenewal of policies issued under the Approved Program. When MRM cancels or nonrenews any policy, MRM shall comply with applicable notification and other regulatory requirements as interpreted by SIC. If SIC cancels or non-renews a policy, such compliance is SIC's responsibility. All policies canceled or non-renewed are to be reported to SIC by copy of the non-renewal or cancellation notice.

         E. It is further agreed that MRM's authority delegated by SIC shall only apply to MRM and except as specifically approved in writing by SIC, such authority may not be delegated to others.

         F. Nothing contained in this agreement shall be deemed to create the relationship of employer and employee between SIC and MRM.

         G. MRM shall have no authority to purchase reinsurance accept as referenced in Addendum B.

         H. SIC will at all times hold out MRM as its exclusive Program Manager for the specific Approved Programs, subject to this Agreement, and agrees to use its best efforts to refer inquiries to the MRM relating to risks covered by the Approved Program.

         I. SIC agrees that Approved Program risks, or any portion thereof, specifically declined by or rejected by SIC in writing, may be submitted by the MRM to other markets.

         J. MRM agrees that the Approved Program risks will not be underwritten by MRM's parent, subsidiaries, or affiliates subject to the conditions paragraph of 2. J. of this agreement.

3.       COMMISSIONS

         SIC shall pay MRM, as commission, a percentage of the premium paid to SIC, or paid to MRM for the benefit of SIC, as set forth in Addendum C of this Agreement MRM shall pay SIC a return commission at the same rate on any return premiums.

4.       PREMIUM AND ACCOUNTS

         A. SIC is responsible for the collection of all premiums. Account current statements, in a format mutually acceptable to SIC and MRM are to be rendered monthly to MRM no later than the tenth day of the month following the processing date of any transactions.

         B. If, after reasonable effort by SIC to collect premium, any premium which has not been paid by the insured within the time period provided in Paragraph A above, MRM shall promptly cancel such Insureds insurance coverage for nonpayment of premium. Upon request by SIC, MRM will not accept any business under the approved Program from Subproducers who cause SIC's inability to collect premiums due.

         C. The MRM agrees to provide SIC a copy of the MRM's most current financial statements by January 15 of each calendar year this agreement is in force. SIC acknowledges and agrees that such financial statements will be unaudited.

5.       CLAIMS

         A. All claims made against policies issued as part of the Approved Program shall be handled in conformity with Addendum D of this Agreement.

6.       INDEMNIFICATION

         A.       SIC  shall  indemnify  and  hold  MRM  harmless   against  all
                  expenses, losses, fines, penalties, disputes, claims and liabilities, whether legal or otherwise including attorneys' fees and costs of investigation of defense incident thereto arising as a result of:

                  (1) SIC's acts, errors or omissions, except to the extent MRM has caused or contributed to such acts, errors or omissions;

                  (2) MRM's appropriate use of forms supplied by SIC, and/or MRM's compliance with instructions, procedures, or interpretations established by SIC;

                  (3)      The   use  of   any   advertisement,   statement   or
                           publication identifying the name of SIC which has been duly authorized by SIC.

         B.       MRM  shall  indemnify  and  hold  SIC  harmless   against  all
                  expenses, losses, fines, penalties, disputes, claims and liabilities, whether legal or otherwise, including attorneys' fees and costs of investigation and defense incident thereto arising as a result of:

                  (1) MRM's, acts, errors or omissions, except to the extent SIC has caused or contributed to such acts, errors or omissions;

                  (2) MRM's failure to follow instructions, procedures, or interpretations established by SIC.

                  Notwithstanding the foregoing, MRM shall not be liable to, nor required to indemnify or hold harmless SIC, if MRM was acting upon the instruction or with the express written approval of SIC.

         C. SIC and MRM agree, as a condition to such mutual indemnification, to promptly notify each other of any claim or suit against them and to allow the indemnitor to make such investigation as indemnitor deems prudent and, subject to written approval of indemnity, make settlement or defense thereof.

7.       ERRORS AND OMISSIONS

         MRM shall obtain and maintain in effect throughout the Term of this Agreement an Errors and Omissions Policy and a separate Fidelity Bond. Said policies and bonds may be written on a blanket basis. The minimum amounts of the coverages for each type of policy described will be five million dollars ($5,000,000) for E&O and five hundred ($500,000) for Fidelity Bonds respectively; provided, however, such minimum amounts are subject to annual revision based on the level of exposure to loss.

8.       EXPENSES

         Except as may otherwise be set forth herein, or agreed to in writing by SIC, SIC shall not be responsible for any expenses of MRM whatsoever.

9.       SUPPLIES

         Any supplies furnished to MRM by SIC, including Underwriting, Claims, Administrative and Financial manuals, shall always remain the property of SIC and all unused supplies shall be promptly returned upon demand to SIC or its designated representative, except as defined in Addendum E.

10.      OUTSIDE SERVICES

         MRM is authorized to select and to make assignments to such outside service organization as it deems necessary in accordance with SIC's Administrative and Underwriting Guidelines which are incorporated as if fully set forth herein and made a part hereof to service the business produced hereafter. SIC will promptly reimburse MRM monthly for the actual expenses paid directly by MRM as billed by MRM for the following services:

         A.       Errors & Omission Vetting and Defense Attorneys

         B.       Auditors

         The expenses incurred must be established by Expense Reimbursement Voucher in a format provided by SIC. The MRM agrees to maintain supporting documentation for all such reimbursable expenses.

11.      ADVERTISING

         MRM and SIC shall be jointly responsible for developing all promotional activities or materials, advertising, promotional text or copy, or other promotional items or materials relating to the Approved Programs. MRM shall not use any such items or materials, advertising, text or copy which (i) bears the name or logo of SIC or any service mark trademark or tradename relating to the Approved Programs, or (ii) which identifies any of the insurance coverages offered under the Approved Programs, without the prior written consent of SIC; such consent not to be unreasonably withheld. All cost and expenses incurred in developing any promotional items or materials, advertising, text or copy described in (i) above shall be borne equally by MRM and SIC and these costs. shall not exceed five hundred thousand dollars in any one calendar year No cost over $1,000 shall be undertaken without the prior written consent of SIC and MRM. All other costs and expenses shall be the sole responsibility of the party incurring such costs and expenses, unless prior agreement has been made.

12.      NON-WAIVER OF RIGHTS

         Forbearance, neglect or failure by either party to enforce any or all of the provisions of this Agreement or to insist upon strict compliance by the other party shall not be construed as a waiver of any rights or privileges of the fast party. A waiver of a past act or circumstance shall not constitute or be a course of conduct or waiver of any subsequent action or circumstance. The exercise of any right or remedy under this Agreement shall not affect the rights or remedies of the parties available at law or in equity.

13.      CONFORMITY TO STATUTE

         Terms of this Agreement which are in conflict with the statutes of the state(s) wherein this Agreement applies are hereby amended to conform with such applicable statutes.

14.      AUDITS

         SIC shall have the right to conduct inspections and audits of any or all of MRM's files and documents related to SIC's business under this Agreement at any tune during ordinary business hours upon reasonable notice, and MRM shall cooperate with SIC in conducting such inspections and audits. It is expressly understood and agreed that this right includes without limitations the right to audit premium trust account records and all accounting records affecting the Approved Program. SIC agrees to provide MRM with a written report of audit reached at time of wrap-up by mutual agreement within 15 working days of the completion of the audit MRM agrees to develop specific action plans to address operational deficiencies identified in such audits within 30 days of receipt of written audit results and will provide SIC with monthly updates of status until all improvements have been achieved. SIC reserves the right to verify these improvements.

15.      SUSPENSION OR TERMINATION OF AGREEMENT

         A.       This Agreement shall terminate:

                  (1) Automatically, without notice, in any state which MRM's license or authorization to engage in an insurance business has been revoked or suspended by any regulatory body. Such termination shall apply only to the state in which the MRM's license or authorization has been revoked or suspended. MRM will notify SIC upon receipt of such regulatory notice of suspension or revocation.

                  (2) Immediately upon written notice from either party to the other in the event of the other's fraud, willful misconduct, or material breach of any of the terms of the Agreement or in the event the other shall fail pay any sums due under this Agreement within ten (10) business days following written notice of non-payment of such funds when due. Either party may terminate this Agreement immediately upon written notice to the other party in the event of any action placing a party in receivership, and a party may also terminate this Agreement in the event the other party shall make an assignment for the benefit of creditors, generally not to pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, 11 U.S.C. Sect 101 et seq, (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself a reorganization, arrangement,
                           composition,      readjustment,       rehabilitation,
                           liquidation, dissolution, or similar arrangement under the Bankruptcy Code or any other present or future statute, law, rule or regulation, or a case, proceeding or other action that either results in such entry, adjudication, relief or issuance or entry of any other order of judgment having a similar effect, or remains un-dismissed for thirty (30) days.

                  (3) Upon written notice if legislative, judicial, or regulatory developments, in SIC'S sole judgment make continuation of the Approved Program untenable. In the event such developments, in SIC's sole judgment, make continuation of the individual Approved Program untenable in a particular state or states, SIC may, at its sole option, either continue the Approved Program or withdraw the individual Approved Program from that state or states.

                  (4) At SIC's option, upon MRM's failure to purchase and maintain insurance under Paragraph 7.

                  (5) Upon loss of reinsurance applicable to the Approved Program by SIC; provided that SIC or MRM is unable to obtain replacement reinsurance reasonably acceptable to SIC applicable to the Approved Program within ninety (90) days.

                  (6)      By mutual written agreement of the parties.

         B.       If this Agreement is terminated pursuant to Paragraph 16 A,
                  (3), (4), (5) or (6) above, then;

                  (1) for a period of one year, or for any greater period required-by law, following termination, MRM shall continue to represent SIC subject to the terms, conditions, responsibilities and obligations contained in this Agreement as if this Agreement had not been terminated, in addition, the following conditions shall apply:

         C.       MRM will not solicit or bind any new risk under the Approved
                  Program.

                  (1) MRM will retain authority to service in-force. insurance contracts up to their expiration date.

                  (2) MRM may renew for a period not to exceed one year those insurance contracts which meet SIC'S underwriting standards in effect at the time of such renewal. Rates on such renewal policies will conform to the pricing parameters in effect at the time the Agreement is terminated.

                  (3) MRM may add to, or increase limits on, insurance policies in effect, but only with SIC's prior written approval, such approval not to be unreasonably withheld.

         D. MRM will not continue to represent SIC following termination if any of the following have occurred:

                  (1) SIC has terminated this agreement because o MRM's fraud, insolvency, willful misconduct, or material breach of any provisions of this Agreement.

                  (2) If any public authority cancels or declines to renew MRM's agents, license or certificate of authority; provided, however, that such prohibition against representing SIC shall apply only in the state or states in which such authority issues such cancellation or declination.

                  (3)      If  there  has  been a  transfer  or sale of all or a
                           majority interest in MRM's business by stock certificate transfer or otherwise, to any third party or parties, other than any parent, subsidiary or affiliate of MRM, and SIC did not agree to extend any form of contract to the successor firm.

16.      SALE, TRANSFER, CONSOLIDATION OR MERGER OF MRM

         A. MRM shall promptly notify SIC in writing in the event that sale, assignment, transfer, consolidation or merger of MRM in whole or in majority part is contemplated. SIC at its sole option, may elect to enter into negotiations to purchase MRM and MRM will negotiate exclusively with SIC for a period of fourteen (14) days in a good faith effort to reach a mutually acceptable agreement.

         B. Notwithstanding the provisions of Paragraph 16.C.(2)(c), SIC may terminate this Agreement immediately by giving MRM written notice in the event of any sale, assignment, or transfer of all or a majority interest of MRM by stock certificate transfer or otherwise to any third party or parties, or the consolidation or merger of MRM with a successor firm other than any parent, subsidiary or affiliate of MRM. MRM agrees to provide SIC prompt written notice as soon as such sale, assignment, transfer, consolidation or merger is agreed upon. SIC may, but is not obligated to, do one of the following:

                  (1) Enter into a new Program Agent Agreement with the successor, or;

                  (2) Permit MRM to assign or transfer this Agreement upon SIC's express written consent to a party acceptable to SIC.

         C. The transfer or sale of all or part of the business of MRM under item 17.B shall not in any event affect the rights of SIC hereunder nor obligate SIC to contract with any successor or assignee of MRM. If SIC does not enter into a new Management Agreement, then this Agreement shall terminate and the provisions of Paragraph 16.C of this Agreement shall apply.

17.      ADMINISTRATIVE AND UNDERWRITING GUIDELINES

         As used in this agreement the term "Administrative Guidelines" means the procedures established by SIC for the binding of coverage and endorsements and for the servicing of the insurance business thereto under the Approved Programs outlined herein, and the criteria for selection of outside service organizations, and the term "Underwriting Guidelines" means the underwriting authorities rules and procedures established by SIC for the acceptance of risks under the Approved Program outlined herein. The Administrative and Underwriting Guidelines may be amended from time to time by SIC through written notice directed to MRM. Any such amendment or modification shall become effective upon the date of receipt by the MRM of such written communication.

18.      INDEPENDENT CONTRACTOR

         MRM is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of its duties, subject to the Administrative and Underwriting Guidelines and other limitations and obligations imposed upon MRM by this Agreement, and with full responsibility and liability of its acts, errors and omissions in its performance of this Agreement, MRM agrees it is not an employee of SIC and it is not entitled to any benefits available to SIC employees.

19.      AMENDMENTS TO AGREEMENT

         This Agreement and the Addenda attached may be amended only by an instrument in writing executed by both parties, except where provision is made for amendment only by action of SIC. All amendments made by SIC must be made by an authorized representative of SIC.

20.      CHOICE OF LAWS

         This Agreement shall be construed according to the laws of the State of Mississippi.

21.      NOTICE

         Unless otherwise provided for in this agreement, any Notice required under this Agreement shall be given by regular first class mail, prepaid, and shall be mailed the respective parties as follows:

         David R. White, President             Harry Vickery, President
         MRM Underwriters, Inc.                Stoneville Insurance Company
         407 Briarwood Drive, Suite 201        633 North State Street, Suite 200
         Jackson, MS 39206                     Jackson, MS 39202

         Any address change may be made by Notice to the other party.

22.      CONFIDENTIALITY

         MRM acknowledges and agrees that all SIC information, except as specified below, which it comes to know by reason of this Agreement, including but not limited to SIC's list of customers and Manuals, is confidential to SIC and will not be disclosed to unauthorized third parties or used for unauthorized purposes. MRM will use the same standard of care (and bind its employees, agents or representatives to such standard) to prevent disclosure of such information as it uses to protect its own confidential information.

         SIC acknowledges and agrees that all MRM information except as specified below, which it comes to know by reason of this Agreement, including but not limited to MRM's list of customers and Manuals, is confidential to MRM and win not be disclosed to unauthorized third parties or used for unauthorized purposes. SIC will use the same standard of care (and bind its employees, agents or representatives to such standard) to prevent disclosure of such information as it uses to protect its own confidential information.

         Information received by either party under this Agreement will not be considered confidential if:

                  (1) The information was known to such party at the time of executing the original Agreement between SIC and MRM Underwriters, Inc. dated September 1, 1998.

                  (2) The information was in the public domain at the time it was disclosed without breach of this Agreement; or

                  (3) The information was independently developed by such party; or

                  (4) The information becomes available to the public through no fault of such party; or

                  (5) The information is received in good faith by such party from a third party who is not subject to an obligation of confidentiality owed to the other party hereto; or

                  (6) The information was disclosed to a third party without restriction by the other party hereto.

         Anything to the contrary notwithstanding, information or material delivered by one party to the other prior to the effective date of this Agreement is hereby deemed to be confidential at the time of delivery.

         In the event that either party hereto is requested or required in a judicial, administrative or governmental proceeding to disclose any information, material, records or files of the other party which are obtained as the result of this Agreement such party will provide the other party with prompt notice of such request(s) so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

         Upon termination or expiration of this Agreement MRM and SIC and their employees shall return to the other all written, descriptive, or related matter of any type.

         The obligation of SIC and MRM pursuant to this Section 23 shall survive the termination of this Agreement.

23.      COMPLETE AGREEMENT

         This Agreement, together with the Addenda attached hereto and made a part of hereof, contains the full and complete Program Management Agreement between the parties.

IN WITNESS WHEREOF, SIC and MRM have caused this Agreement to be executed by their duly authorized respective officers this first day of September, 1998.

                                  [SIGNATURES]